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                                         EXHIBIT (99)(A)



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PROXY

                       SPECIAL MEETING OF SHAREHOLDERS
                        SALEM COMMUNITY BANCORP, INC.

                              ------------, 1995

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY


       The undersigned shareholder of Salem Community Bancorp, Inc., an Illinois corporation (the "Company"), hereby appoints ------------,
- ------------, and ------------ (the "Proxies"), and any of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the offices of Community State Bank, 401 West Main Street, Salem, Illinois 62881, on ------------, 1995, at
- ------------ local time, and at any adjournment or postponements thereof, with all powers the undersigned would possess if personally present, as follows:

       Proposal to approve an Agreement and Plan of Merger, dated September 1, 1994, as amended on September 28, 1994 and December 2, 1994, by and among Boatmen's Bancshares, Inc., a Missouri corporation ("Boatmen's"), Boatmen's-Illinois, Inc., a Missouri corporation and wholly-owned subsidiary of Boatmen's, and Salem Community Bancorp, Inc.

            ------ FOR          ------ AGAINST         ------ ABSTAIN

       Proposal to permit the Special Meeting of Shareholders to be adjourned or postponed, in the discretion of the Proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the referenced Agreement and Plan of Merger.

            ------ FOR          ------ AGAINST          ------ ABSTAIN

The undersigned hereby ratifies and confirms that all said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of said meeting and the Proxy Statement/Prospectus accompanying it.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE. IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSALS DESCRIBED ABOVE.


Dated -----------------, 1995

                           ---------------------------------------------------
                           Please insert date of signing. Sign exactly as name appears at left. Where stock is issued in two or more names, all should sign. If signing as attorney, administrator, executor, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal.